EXHIBIT 10.2

April 6, 2005


Diana Dimadi
(ADDRESS OMITTED)


Dear Diana,

This letter serves as an amendment to your employment agreement dated April 15, 2004 to make the following changes to the employment agreement.

o Effective April 6, 2005 you will assume the job title of Acting Chief Finance Officer. As Acting Chief Financial Officer you will provide finance and accounting related services and such other operational and business development services as necessary.

o    Your new responsibilities will include, but are not limited to:

     o Preparation and timely filing of SEC filings. This includes overseeing the efforts of legal and independent auditors.

     o Preparation and timely filing of all necessary tax related forms (federal and state income tax, state sales tax).

     o    Managing and tracking the company's financial  transactions  including
          stock  issuances,   warrant  exercises,   convertible  debentures  and
          promissory notes.

     o Assisting the company's senior management negotiate future financial transactions.

     o    Ensuring  the  appropriate   insurance  policies  (general  liability,
          workers compensation, directors & officers, professional services liability) policies are appropriate and effective.

o    Your base salary will increase to $75,000 per year effective April 6, 2005.

Sincerely,



/s/ Frank Wiebe
Frank Wiebe
President


I ACCEPT THE AMENDED TERMS OF EMPLOYEMENT OUTLINED IN THIS LETTER



/s/ Diana Dimadi                                       April 6, 2005
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Signature                                              Date